AMENDMENT TO
ASSET PURCHASE AGREEMENT

Reference is made to that certain ASSET PURCHASE AGREEMENT, dated as of October 5, 2009 (the “Agreement”), by and among RONSON CONSUMER PRODUCTS CORPORATION, a New Jersey corporation, RONSON CORPORATION OF CANADA, LTD., an Ontario corporation, and RONSON CORPORATION, a New Jersey corporation, ZIPPO MANUFACTURING COMPANY, a Pennsylvania corporation, and NOSNOR, INC., a Delaware corporation, and, for purposes of Section 7.12(c) of the Agreement only, LOUIS V. ARONSON II.

WHEREAS, in light of new information and circumstances arising between the date the Agreement was first executed and the date hereof, the Selling Companies, the Purchasers, and Aronson (collectively, the “Parties”) desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment to Asset Purchase Agreement (this “Amendment”) and intending to be legally bound, the Parties hereby agree as follows:

1.           Defined Terms.  Capitalized terms used in this Amendment, including those in the introductory paragraphs and recitals hereto, and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.           Amendments.

2.1.           Transition Services Agreement.  The Transition Services Agreement in the form attached to the Agreement as Attachment D is hereby replaced in its entirety with the Transition Services Agreement in the form attached hereto as Attachment A.  References to the Transition Services Agreement in Section 1.1, Section 3.2(m), and Section 3.3(g) of the Agreement shall, for all purposes, be deemed to be to the version of the Transition Services Agreement attached to this Amendment.

2.2.           Flow of Funds Statement.  At the Closing, the relevant Parties shall execute a Flow of Funds Statement in substantially the form attached hereto as Attachment B (the “Flow of Funds Statement”).  The Purchasers are authorized and directed by the Selling Companies to pay the Purchase Price directly to the Persons set forth on the Flow of Funds Statement in lieu of making payment of the Purchase Price directly to the Selling Companies.

2.3.           Purchase Price Adjustment.  The Parties acknowledge and agree that the Seller owes certain sums to the Business Purchaser related to the production and sale of products by Seller pursuant to the Inventory Agreement and certain other matters, all as detailed on Attachment C hereto, the amount of which is set forth on the Flow of Funds Statement.  The Selling Companies agree that the Purchase Price shall be decreased by such amount as shown on the Flow of Funds Statement.

2.4.           Excluded Liabilities.  For the avoidance of any doubt, the Excluded Liabilities (as set forth in Section 2.3(b) of the Agreement) shall include, regardless of any disclosures made with respect thereto by the Selling Companies and any Knowledge thereof by the Purchasers and in addition to the Excluded Liabilities set forth in Section 2.3(b) of the Agreement, the following:

2.4.1.           all Liabilities of the Selling Companies arising under or relating to any Environmental Law, including CERCLA and the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), relating to any properties owned or used by any of the Selling Companies or their predecessors located in or around the Lower Passaic River Study Area (including the Diamond Alkali Superfund Site), including any claim that either of the Purchasers is a successor to any of the Selling Companies for purposes of such matters;

2.4.2.           all Liabilities arising out of or relating to the Ronson Corporation Retirement Plan or the action commenced against Ronson by the Pension Benefit Guaranty Corporation on or about December 30, 2009 relating thereto, including any claim that either of the Purchasers is a successor to any of the Selling Companies for purposes of such matters; and

2.4.3.           all Liabilities arising out of the action filed by Yellow Freight against Seller or the facts and circumstances underlying such action.

2.5.            Additional Indemnifications.  Section 10.1 of the Agreement shall be amended to include the following additional subsections:

(j)            any liability of the Selling Companies arising under or relating to any Environmental Law, including CERCLA and the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), relating to any properties owned or used by any of the Selling Companies or their predecessors located in or around the Lower Passaic River Study Area (including the Diamond Alkali Superfund Site), including any claim that either of the Purchasers is a successor to any of the Selling Companies for purposes of such matters;

(k)            any liability arising out of or relating to the Ronson Corporation Retirement Plan or the action commenced against Ronson by the Pension Benefit Guaranty Corporation on or about December 30, 2009 relating thereto, including any claim that either of the Purchasers is a successor to any of the Selling Companies for purposes of such matters; and

(l)            any liability arising out of the action filed by Yellow Freight against Seller or the facts and circumstances underlying such action.

2.6.           Permits.  Notwithstanding any other provisions of the Agreement to the contrary, including Section 2.1(a)(vii), 3.2(a), and 5.3(b) and any provisions of the Transition Services Agreement, the Transferred Permits shall be transferred or, at the option of Purchaser, terminated at such time as the Selling Companies shall no longer be operating at the Owned Real Property.

2.7.           Survival of Certain Obligations.  The sentence in Section 7.6(a) of the Agreement that reads “The provisions of this Section 7.6(a) shall survive the Closing” is hereby deleted and replaced in its entirety with the following sentence “The provisions of this Section 7.6 shall survive the Closing.”

2.8.           Survival of Certain Indemnification Obligation.  Purchasers’ obligation to indemnify the Selling Companies for all Liabilities arising out of the negligence or willful misconduct of Purchasers’ agents’ in connection with entry onto the Real Property contained in Section 7.3 of the Agreement shall survive the Closing.

2.9.           Acknowledgement of Waiver of Closing Condition; Survival of Indemnity.  The Selling Companies acknowledge and agree that the representation and warranty contained in the last sentence of Section 5.14(e) is not accurate, and the Purchasers have agreed to waive the Closing condition with respect thereto.  Purchasers reserve all rights to indemnification relating to the inaccuracy of such representation and warranty, and the Selling Companies acknowledge and agree that all such rights to indemnification remain in effect despite any disclosure of such inaccuracy or knowledge of Purchasers thereof.

2.10.           No Set-Off.  Notwithstanding the provisions of Section 10.10 (Right of Set-Off), the Purchasers shall have no right to set off any claims pursuant to Article X against consideration payable to the Selling Companies with respect to the Transition Services labeled “Operation of Ronsonol Production Line.”

2.11.           Reclaimed Materials.  The parties agree that (i) the inventory contained in certain pallets of containers intended to be the subject of the Transition Service referred to as “Reclamation of Certain 12 Ounce Bottles” in the Transition Services Agreement plus (ii) inventory contained in certain other pallets of 5, 8, and 12 ounce bottles contained in two trailers have not been included in the calculation of the Transferred Inventory for purposes of the calculation of the Estimated Adjusted Current Asset Amount.  The parties agree that there will be an addition in favor of the Selling Companies equal to the cost of the recovered fuel in the post-closing true-up calculation of the Adjusted Current Assets to include these Inventory items.

3.          Effect of Amendments.  All provisions of the Agreement, as amended by this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the Closing Date individually or by their respective officers or trustees, as the case may be, thereunto duly authorized.

RONSON CONSUMER PRODUCTS CORPORATION
By:	/s/Joel Getzler
	Name:	Joel Getzler
	Title:	CRO
RONSON CORPORATION
By:	/s/Joel Getzler
	Name:	Joel Getzler
	Title:	CRO
RONSON CORPORATION OF CANADA, LTD
By:	/s/Joel Getzler
	Name:	Joel Getzler
	Title:	CRO
ZIPPO MANUFACTURING COMPANY
By:	/s/ Richard a. Roupe
	Name:	Richard A. Roupe
	Title:	CFO
NOSNOR, INC.
By:	/s/ Richard A. Roupe
	Name:	Richard A. Roupe
	Title:	President